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                                                                     EXHIBIT 3.1

                            ARTICLES OF INCORPORATION
                                       OF
                               KNBT BANCORP, INC.

                                    ARTICLE I
                                      NAME

        The name of the corporation is KNBT Bancorp, Inc. (hereinafter referred to as the "Corporation").

                                   ARTICLE II
                                REGISTERED OFFICE

        The address of the initial registered office of the Corporation in the Commonwealth of Pennsylvania is Route 512 and Highland Avenue, Northampton County, Bethlehem, Pennsylvania 18017.

                                   ARTICLE III
                               NATURE OF BUSINESS

        The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Business Corporation Law of 1988, as amended, of the Commonwealth of Pennsylvania (the "BCL"). The Corporation is incorporated under the provisions of the BCL.

                                   ARTICLE IV
                                  CAPITAL STOCK

        A. Authorized Amount. The total number of shares of capital stock which the Corporation has authority to issue is 120,000,000, of which 20,000,000 shall be serial preferred stock, par value $0.01 per share (hereinafter the "Preferred Stock"), and 100,000,000 shall be common stock, par value $0.01 per share (hereinafter the "Common Stock"). Except to the extent required by governing law, rule or regulation, the shares of capital stock may be issued from time to time by the Board of Directors without further approval of shareholders. The Corporation shall have the authority to purchase its capital stock out of funds lawfully available therefor.

        B. Common Stock. Except as provided in this Article IV (or in any resolution or resolutions adopted by the Board of Directors pursuant hereto), the exclusive voting power of the Corporation shall be vested in the Common Stock, with each holder thereof being entitled to one vote for each share of such Common Stock standing in the holder's name on the books of the Corporation. Subject to any rights and preferences of any class of stock having preference over the Common Stock,

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holders of Common Stock shall be entitled to such dividends as may be declared by the Board of Directors out of funds lawfully available therefor. Upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Common Stock shall be entitled to receive pro rata the remaining assets of the Corporation after the holders of any class of stock having preference over the Common Stock have been paid in full any sums to which they may be entitled.

        C. Authority of Board to Fix Terms of Preferred Stock. The Board of Directors shall have the full authority permitted by law to divide the authorized and unissued shares of Preferred Stock into series and to fix by resolution full, limited, multiple or fractional, or no voting rights, and such designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights, and other special or relative rights of the Preferred Stock or any series thereof that may be desired.

        D. Preemptive Rights. Except as may be provided in a resolution or resolutions of the Board of Directors providing for the issue of any series of Preferred Stock, no holder of shares of capital stock of the Corporation as such shall have any preemptive or preferential right to purchase or subscribe to any part of any new or additional issue of capital stock of any class whatsoever of the Corporation, or of securities convertible into capital stock of any class whatsoever, whether now or hereafter authorized or issued.

                                    ARTICLE V
                                  INCORPORATOR

        The name and mailing address of the sole incorporator is as follows:

                  Name                           Address
          ---------------------      ------------------------------

          Keystone Savings Bank      Route 512 and  Highland Avenue
                                     Bethlehem, Pennsylvania 18017

                                   ARTICLE VI
                                   DIRECTORS

        A. Directors and Number of Directors. The business and affairs of the Corporation shall be managed under the direction of a Board of Directors. Except as otherwise increased from time to time by the exercise of the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors, the number of directors of the Corporation shall be determined in accordance with the Corporation's Bylaws.

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        B. Classification and Terms. The Board of Directors, other than those who may be elected by the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, shall be divided into three classes as nearly equal in number as possible, with one class to be elected annually. The term of office of the initial directors shall be as follows: the term of directors of the first class shall expire at the first annual meeting of shareholders after the effective date of these Articles of Incorporation; the term of office of the directors of the second class shall expire at the second annual meeting of shareholders after the effective date of these Articles of Incorporation; and the term of office of the third class shall expire at the third annual meeting of shareholders after the effective date of these Articles of Incorporation; and, as to directors of each class, when their respective successors are elected and qualified. At each annual meeting of shareholders, directors elected to succeed those whose terms are expiring shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders (except to the extent necessary to ensure that the Board of Directors shall be divided into three classes as nearly equal in number as possible) and when their respective successors are elected and qualified.

        C. No Cumulative Voting. Shareholders of the Corporation shall not be permitted to cumulate their votes for the election of directors.

        D. Vacancies. Except as otherwise fixed pursuant to the provisions of
Article IV hereof relating to the right to elect directors by the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, shall be filled by a majority vote of the directors then in office, whether or not a quorum is present, or by a sole remaining director, and any director so chosen shall serve until the term of the class to which he was appointed shall expire and until his successor is elected and qualified. When the number of directors is changed, the Board of Directors shall determine the class or classes to which the increased or decreased number of directors shall be apportioned, provided that no decrease in the number of directors shall shorten the term of any incumbent director.

        E. Removal. Except as otherwise required by law, and subject to the rights of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect directors, any director (including persons elected by directors to fill vacancies in the Board of Directors) may be removed from office by shareholders only for cause and only upon the affirmative vote of not less than a majority of the total votes eligible to be cast by shareholders at a duly constituted meeting of shareholders called expressly for such purpose. Cause for removal shall exist only if the director whose removal is proposed has been either declared of unsound mind by an order of a court of competent jurisdiction, convicted of a felony or of an offense punishable by imprisonment for a term of more than one year by a court of competent jurisdiction, or deemed liable by a court of competent jurisdiction for gross negligence or misconduct in the performance of such director's duties to the Corporation.

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                                   ARTICLE VII
               MEETINGS OF SHAREHOLDERS; ACTION WITHOUT A MEETING

        A. Special Meetings of Shareholders Except as otherwise required by law, and subject to the rights of the holders of any class or series of Preferred Stock, special meetings of shareholders may be called only by the Board of Directors of the Corporation pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office.

        B. Action Without a Meeting. An action permitted to be taken by the shareholders of the Corporation at a meeting of shareholders may be taken without a meeting only if a unanimous written consent setting forth the action so taken is signed by all shareholders who would be entitled to vote at a meeting for such purpose and such consent is filed with the Secretary of the Corporation as part of the corporate records.

                                  ARTICLE VIII
                       LIABILITY OF DIRECTORS AND OFFICERS

        The personal liability of the directors and officers of the Corporation for monetary damages for conduct in their capacities as such shall be eliminated to the fullest extent permitted by the BCL as it exists on the effective date of these Articles of Incorporation or as such law may be thereafter in effect. No amendment, modification or repeal of this Article VIII, nor the adoption of any provision of these Articles of Incorporation inconsistent with this Article VIII, shall adversely affect the rights provided hereby with respect to any claim, issue or matter in any proceeding that is based in any respect on any alleged action or failure to act occurring prior to such amendment, modification, repeal or adoption.

                                   ARTICLE IX
                   RESTRICTIONS ON OFFERS AND ACQUISITIONS OF
                       THE CORPORATION'S EQUITY SECURITIES

        A. Definitions.

                (a) Acquire. The term "Acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise.

                (b)     Acting in Concert. The term "Acting in Concert" means
(a) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (b) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

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                (c)     Affiliate. An "Affiliate" of, or a Person "affiliated
with" a specified Person, means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

                (d) Associate. The term "Associate" used to indicate a relationship with any Person means:

                        (i) Any corporation, partnership, limited liability
                company or other organization (other than the Corporation or a Subsidiary of the Corporation), or any subsidiary or parent thereof, of which such Person is a director, officer or partner or member or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities;

                        (ii) Any trust or other estate in which such Person has
                a 10% or greater beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, provided, however, such term shall not include any employee stock benefit plan of the Corporation or a Subsidiary of the Corporation in which such Person has a 10% or greater beneficial interest or serves as a trustee or in a similar fiduciary capacity;

                        (iii) Any relative or spouse of such Person (or any
                relative of such spouse) who has the same home as such Person or who is a director or officer of the Corporation or a Subsidiary of the Corporation (or any subsidiary or parent thereof); or

                        (iv) Any investment company registered under the
                Investment Company Act of 1940 for which such Person or any Affiliate or Associate of such Person serves as investment advisor.

                (e) Beneficial Owner (including Beneficially Owned). A Person shall be considered the "Beneficial Owner" of any shares of stock (whether or not owned of record):

                        (i) With respect to which such Person or any Affiliate
                or Associate of such Person directly or indirectly has or shares
                (A) voting power, including the power to vote or to direct the voting of such shares of stock, and/or (B) investment power, including the power to dispose of or to direct the disposition of such shares of stock;

                        (ii) Which such Person or any Affiliate or Associate of
                such Person has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, and/or (B) the right to vote pursuant to any agreement, arrangement or understanding (whether such right is exercisable immediately or only after the passage of time); or

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                        (iii) Which are Beneficially Owned within the meaning of
                clauses (i) or (ii) above by any other Person with which such first-mentioned Person or any of its Affiliates or Associates either (A) has any agreement, arrangement or understanding, written or oral, with respect to acquiring, holding, voting or disposing of any shares of stock of the Corporation or any Subsidiary of the Corporation or acquiring, holding or disposing of all or substantially all, or any Substantial Part, of the assets or business of the Corporation or a Subsidiary of the Corporation, or (B) is Acting in Concert. For the purpose only of determining whether a Person is the Beneficial Owner of a percentage specified in this Article IX of the outstanding
                Voting Shares, such shares shall be deemed to include any Voting Shares which may be issuable pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants, options or otherwise and which are deemed to be Beneficially Owned by such Person pursuant to the foregoing provisions of this Article IX A(e), but shall not include any other Voting Shares which may be issuable in such manner.

                (f) Offer. The term "Offer" shall mean every offer to buy or acquire, solicitation of an offer to sell, tender offer or request or invitation for tender of, a security or interest in a security for value; provided that the term "Offer" shall not include (i) inquiries directed solely to the management of the Corporation and not intended to be communicated to shareholders which are designed to elicit an indication of management's receptivity to the basic structure of a potential acquisition with respect to the amount of cash and or securities, manner of acquisition and formula for determining price, or (ii) non-binding expressions of understanding or letters of intent with the management of the Corporation regarding the basic structure of a potential acquisition with respect to the amount of cash and or securities, manner of acquisition and formula for determining price.

                (g) Person. The term "Person" shall mean any individual, partnership, corporation, limited liability company, association, trust, group or other entity. When two or more Persons act as a partnership, limited partnership, limited liability company, syndicate, association or other group for the purpose of acquiring, holding or disposing of shares of stock, such partnership, syndicate, associate or group shall be deemed a "Person."

                (h) Substantial Part. The term "Substantial Part" as used with reference to the assets of the Corporation or of any Subsidiary means assets having a value of more than 10% of the total consolidated assets of the Corporation and its Subsidiaries as of the end of the Corporation's most recent fiscal year ending prior to the time the determination is being made.

                (i) Subsidiary. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Person in question.

                (j) Voting Shares. "Voting Shares" shall mean shares of the Corporation entitled to vote generally in an election of directors.

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                (k)     Certain Determinations With Respect to Article IX. A
majority of the directors shall have the power to determine for the purposes of this Article IX, on the basis of information known to them and acting in good faith: (A) the number of Voting Shares of which any Person is the Beneficial Owner, (B) whether a Person is an Affiliate or Associate of another, (C) whether a Person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of "Beneficial Owner" as hereinabove defined, and (D) such other matters with respect to which a determination is required under this Article IX.

                (l) Directors, Officers or Employees. Directors, officers or employees of the Corporation or any Subsidiary thereof shall not be deemed to be a group with respect to their individual acquisitions of any class of equity securities of the Corporation solely as a result of their capacities as such.

        B. Restrictions. No Person shall directly or indirectly Offer to acquire or acquire the Beneficial Ownership of (i) more than 10% of the issued and outstanding shares of any class of an equity security of the Corporation, or
(ii) any securities convertible into, or exercisable for, any equity securities of the Corporation if, assuming conversion or exercise by such Person of all securities of which such Person is the Beneficial Owner which are convertible into, or exercisable for, such equity securities (but of no securities convertible into, or exercisable for, such equity securities of which such Person is not the Beneficial Owner), such Person would be the Beneficial Owner of more than 10% of any class of an equity security of the Corporation.

        C. Exclusions. The foregoing restrictions shall not apply to (i) any Offer with a view toward public resale made exclusively to the Corporation by underwriters or a selling group acting on its behalf, (ii) any employee benefit plan or arrangement established by the Corporation or a Subsidiary of the Corporation and any trustee of such a plan or arrangement, (iii) any charitable foundation established by the Corporation and Keystone Savings Bank, and (iv) any other Offer or acquisition approved in advance by the affirmative vote of 80% of the members of the Corporation's Board of Directors then in office.

        D. Remedies. In the event that shares are acquired in violation of this
Article IX, all shares Beneficially Owned by any Person in excess of 10% shall be considered "Excess Shares" and shall not be counted as shares entitled to vote and shall not be voted by any Person or counted as Voting Shares in connection with any matters submitted to shareholders for a vote, and the Board of Directors may cause such Excess Shares to be transferred to an independent trustee for sale on the open market or otherwise, with the expenses of such trustee to be paid out of the proceeds of the sale.

                                    ARTICLE X
                 APPLICABILITY OF CERTAIN PROVISIONS OF THE BCL

        Section 1715 and Subchapter G, "Control-Share Acquisitions," of Chapter 25 of the BCL, and in each case any successor to such provisions, shall not apply to the Corporation. The alternative

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standard set forth in Section 1716 of the BCL, and any successor thereto, shall apply to the Corporation.

                                   ARTICLE XI
                     SHAREHOLDER APPROVAL OF CERTAIN ACTIONS

        Except as set forth in the following sentence, any action required or permitted to be taken by the shareholders of the Corporation pursuant to Subchapters C (Merger, Consolidation, Share Exchange, and Sale of Assets), D (Division) and F (Voluntary Dissolution and Winding Up) of Chapter 19 of the BCL, or any successors thereto, shall be taken upon only the affirmative vote of at least 75% of the Voting Shares (as defined in Article IX hereof and after giving effect to Article IX D hereof), as well as such additional vote of the Preferred Stock as may be required by the provisions of any series thereof. Notwithstanding the preceding sentence, if any such action is recommended by at least two-thirds of the entire Board of Directors, the 75% shareholder vote set forth in the preceding sentence will not be applicable, and, in such event, the action will require only such affirmative vote as is required by law.

                                   ARTICLE XII
                AMENDMENT OF ARTICLES OF INCORPORATION AND BYLAWS

        A. Articles of Incorporation. The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred upon shareholders herein are granted subject to this reservation. No amendment, addition, alteration, change or repeal of these Articles of Incorporation shall be made unless it is first approved by the Board of Directors of the Corporation pursuant to a resolution adopted by the affirmative vote of a majority of the directors then in office, and, to the extent required by applicable law, thereafter is approved by the holders of a majority (except as provided below) of the shares of the Corporation entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote of the Preferred Stock as may be required by the provisions of any series thereof. Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of the holders of at least 75% of the shares of the Corporation entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote of the Preferred Stock as may be required by the provisions of any series thereof, shall be required to amend, adopt, alter, change or repeal any provision inconsistent with Articles VI, VII, VIII, IX, X, XI and XII hereof which has not been approved by the affirmative vote of 80% of the Corporation's Board of Directors then in office.

        B. Bylaws. The Board of Directors, to the extent permitted by law, or shareholders may adopt, alter, amend or repeal the Bylaws of the Corporation. Such action by the Board of Directors shall require the affirmative vote of a majority of the directors then in office at any regular or special meeting of the Board of Directors. Such action by the shareholders shall require the affirmative vote

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of at least a majority of the Voting Shares (as defined in Article IX hereof and after giving effect to Article IX D hereof), as well as such additional vote of the Preferred Stock as may be required by the provisions of any series thereof, provided, however, that the affirmative vote of at least 75% of the Voting
Shares (as defined in Article IX hereof and after giving effect to Article IX D hereof), voting together as a single class, as well as such additional vote of the Preferred Stock as may be required by the provisions of any series thereof, shall be required to amend, alter, change or repeal any provision of, or adopt any provision inconsistent with, Sections 2.10, 3.1, 3.2, 3.3, 3.4 and 3.12 and
Article VI of the Bylaws.

        THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the Business Corporation Law of 1988, as amended, of the Commonwealth of Pennsylvania through these Articles of Incorporation, has caused these Articles of Incorporation to be signed by its President and Chief Executive Officer, who hereby declares and certifies that the facts herein stated are true and who has hereunto set his hand this 22nd day of May 2003.

ATTEST                                        KEYSTONE SAVINGS BANK


 /s/ Michele A. Linsky                     By: Frederick E. Kutteroff
--------------------------------------        -----------------------------
Michele A. Linsky, Corporate Secretary        President and Chief Executive
                                              Officer

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